                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported)               DECEMBER 22, 1999

                           insci-statements.com, Corp.
              -----------------------------------------------------
              Exact name of Registrant as specified in its Charter)



                                    DELAWARE
                 ----------------------------------------------
                 (State of other jurisdiction of incorporation)


1-12966                                    06-1302773
-------------------------------------      -------------------------------------
Commission File No.                        I.R.S. Employer Identification


Two Westborough Business Park,
Westborough, MA               01581
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Address of principal         Zip Code
executive offices


(508) 870-4000
-------------------------------------
Registrant's telephone number,
including area code

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ITEM 5.    OTHER EVENTS.

      On December 22, 1999, the Registrant (the "Company") appointed Mr. Leonard
S. Simon to the Board of Directors of the Company. Mr. Simon was Vice Chairman of Charter One Financial, Inc., a banking institution doing business in Ohio, Michigan, New York, and other States. Mr. Simon was formerly the Chairman of Internet Broadcasting Company, Inc. ("IBC"), a company recently acquired by the Company. Mr. Simon also served from 1984 until 1997 as Chairman, President and Chief Executive Officer of Rochester Community Savings Bank.

      Additionally, on December 22, 1999, Mr. Darryl Dobin, President, Chief Operating Officer, and a Director of the Company, resigned as an Officer and Director of the Company. Mr. Dobin did not have any disagreement with the Company's operating policies or practices.

      Furthermore, on December 28, 1999, Mr. John Pemble was appointed as President and Chief Operating Officer of the Company. Mr. Pemble formerly served as President of Savoy Automation, Inc. ("Savoy") for one year. Savoy is engaged in the business of developing and marketing software for energy management and asset protection systems in commercial buildings. From 1996 to 1998, he was Vice President for Special Projects at Fechtor Detwiler & Co., Inc., an investment banking firm, where he was involved in mergers, acquisitions, and private financings. From 1994 to 1996, Mr. Pemble was an Officer of Robotic Vision Systems, Inc., a company engaged in the manufacture of capital equipment for the semi-conductor industry.

                             EXHIBITS

      (1)  Copy of Press Release dated December 22, 1999.
      (2)  Copy of Press Release dated December 28, 1999.


                            SIGNATURES
           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     Westborough, MA
           January 4, 2000


                                       insci-statements.com,Corp.
                                       -------------------------------------
                                       (Registrant)


                                       /s/ Roger Kuhn
                                       -------------------------------------
                                       Roger Kuhn
                                       Chief Financial Officer